As filed with the Securities and Exchange Commission on November 7, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2838567
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

209 Redwood Shores Parkway
Redwood City, CA 94065
(650) 628-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jacob J. Schatz
Kyuli Oh
Jonathan M. Amt
209 Redwood Shores Parkway
Redwood City, California 94065
(650) 628-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
David Beveridge
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares (3)
Debt Securities
Stock Purchase Contracts
Stock Purchase Units
Warrants (4)
Units (5)
Total

(1) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued, either directly or upon conversion, exchange, exercise or settlement of securities registered hereunder, at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2) In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, we are deferring payment of all of the registration fees, except for $184,000 that has already been paid with respect to $2,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-102797 filed on January 29, 2003 and were not sold thereunder. We are carrying over the $184,000 in unused registration fees pursuant to Rule 415(a)(6) promulgated under the Securities Act.

(3) If we elect to offer fractional interests in shares of preferred stock, depositary shares, evidenced by depositary receipts issued under a deposit agreement, will be distributed to those persons acquiring the fractional interests, and the shares of preferred stock will be issued to the depositary under such deposit agreement.

(4) Includes warrants to purchase common stock, warrants to purchase preferred stock and warrants to purchase debt securities.

(5) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

ELECTRONIC ARTS INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Stock Purchase Contracts
Stock Purchase Units
Warrants
Units

We may offer and sell any combination of the securities described in this prospectus in one or more series from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities. A prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.

You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. We may sell the securities to or through underwriters, dealers, agents or other third parties, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases.

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “EA.” Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

Investing in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors” on page 1 of this prospectus as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 7, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may offer from time to time any combination of securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the terms of the particular securities to be offered. The prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional or different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of any offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate on any date other than their respective dates, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

In this prospectus, “Electronic Arts,” “we,” “us” and “our” refer to Electronic Arts Inc., unless the context otherwise requires.

THE COMPANY

Electronic Arts develops, markets, publishes, and distributes game software content and services that can be played by consumers on a variety of video game machines and electronic devices (which we call “platforms”). These platforms include video game consoles (such as the Microsoft Xbox 360 and One and the Sony PlayStation 3 and 4), personal computers and mobile phones and tablets. We were initially incorporated in California in 1982. In September 1991, we were reincorporated under the laws of Delaware. Our principal executive offices are located at 209 Redwood Shores Parkway, Redwood City, California 94065 and our telephone number is (650) 628-1500.

RISK FACTORS

Investing in our securities involves certain risks. Please see the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent subsequent Quarterly Report on Form 10-Q and the other information contained or incorporated by reference in this prospectus, as amended, supplemented or superseded by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described in the risk factors actually occur our business may suffer, the trading price of our common stock or other securities could decline and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the information incorporated by reference in this prospectus contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this prospectus and any accompanying prospectus supplement, including those incorporated by reference, are forward-looking. Examples of forward-looking statements include statements related to industry prospects, our future economic performance including anticipated revenues and expenditures, results of operations or financial position, and other financial items, our business plans and objectives, including our intended product releases, and may include certain assumptions that underlie the forward-looking statements. We use words such as “anticipate”, “believe”, “expect”, “intend”, “estimate” (and the negative of any of these terms), “future” and similar expressions to help identify forward-looking statements. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Our actual results could differ materially from those in the forward-looking statements. We will not necessarily update information if any forward-looking statement later turns out to be inaccurate. Risks and uncertainties that may affect our future results include, but are not limited to, those discussed under the heading “Risk Factors” of this prospectus and in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, including our most recent Annual Report on Form 10-K and our most recent subsequent Quarterly Report on Form 10-Q.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated.

Fiscal Year Ended March 31,(1)					Six Months Ended September 30, 2014 (1)
2010	2011	2012	2013	2014
(2)	(2)	1.44	3.65	1.13	14.82

(1)
Our fiscal year is reported on a 52- or 53-week period that ends on the Saturday nearest March 31. Our results of operations for the fiscal years ended March 31, 2014, 2013 2012 and 2011 each contained 52 weeks and ended on March 29, 2014, March 30, 2013, March 31, 2012, and April 2, 2011, respectively. Our results of operations for the fiscal year ended March 31, 2010 contained 53 weeks and ended on April 3, 2010. Our results of operations for the six months ended September 30, 2014 contained 26 weeks and ended on September 27, 2014. For simplicity of disclosure, all fiscal periods in this prospectus are referred to as ending on a calendar month-end.

(2)	For the years ended March 31, 2010 and 2011, we had a $706 million and $279 million deficiency, respectively, of earnings to fixed charges.

For purposes of computing our ratio of earnings to fixed charges, earnings consist of our pre-tax income or loss from continuing operations plus fixed charges. Fixed charges consist of interest expensed, plus an estimate of the interest within rental expense. Fixed charges exclude interest associated with uncertain tax positions, which is recorded within income tax expense.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities to which this prospectus and any applicable prospectus supplement relates for general corporate purposes. General corporate purposes may include additions to working capital, financing capital expenditures, research and development, marketing and distribution efforts and, if opportunities arise, for acquisitions or strategic alliances. Pending such uses, we may invest the net proceeds in interest bearing securities.

DESCRIPTION OF CAPITAL STOCK

We may offer from time to time shares of our common stock or our preferred stock. As of the date of this prospectus, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following is a summary of the terms of our capital stock and does not purport to be complete. This summary is subject to and qualified by the provisions of our Amended and Restated Certificate of Incorporation (“amended and restated certificate of incorporation”) and our Amended and Restated Bylaws (“bylaws”), which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Additionally, the terms of our capital stock are also subject to and qualified by the applicable provisions of the Delaware General Corporation Law, (“DGCL”).

Common Stock

As of October 31 2014, there were approximately 310,936,350 shares of common stock issued and outstanding.

The holders of common stock generally vote together as one class on all matters as to which common stockholders are entitled to vote, unless a separate class vote is required by the DGCL or other applicable law. Each share of common stock is entitled to one vote, on all matters for which the classes vote together. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of legally available funds therefore. In the event of our liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The common stock currently outstanding is fully paid and nonassessable.

Dividends

We have not declared any cash dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

The following is a general description of our preferred stock. The applicable prospectus supplement will describe the specific terms of any series of preferred stock offered through that prospectus supplement. The rights, preferences, privileges and restrictions of each series of preferred stock, if any, will be fixed by the certificate of designations relating to that series and will be filed with the SEC with an amendment to the registration statement of which this prospectus is a part or a report on Form 8-K at the time such series of preferred stock is offered.

Pursuant to our amended and restated certificate of incorporation, our board of directors is authorized, subject to any limitations prescribed by the law of the state of Delaware, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations, or restrictions thereof, and to increase or decrease the shares of any such series (but not below the number of shares of such series then outstanding). As of the date of this prospectus, no shares of our preferred stock were outstanding.

A prospectus supplement with respect to the issuance, if any, of a series of preferred stock will describe the particular terms of such series, which may include:

•	the number of shares being offered;

•	the designation of the shares;

•
the annual dividend rate, if any, of the shares, whether the dividend rate is fixed or variable, whether the series of preferred stock will be issued with original issue discount and, if so, the computed dividend rate thereon, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•
the price and the terms and conditions for redemption, if any, of the shares, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, of the shares, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision of the shares, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•	any restrictions on repurchase or redemption while there is any arrearage in the payment of dividends or sinking fund installments;

•
the terms and conditions, if any, for conversion or exchange of shares into any other class or classes of our capital stock or any series of any other class or classes, or any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	any securities exchange on which the preferred stock may be listed;

•	if applicable, any material United States federal income tax consequences relating to such series of preferred stock;

•	any material limits or qualifications on the rights evidenced by the preferred stock as a result of the rights granted to any other class of security;

•	the voting rights, if any, of the shares; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions relating to such series of preferred stock.

We may, at our option, elect to offer depositary shares evidenced by depositary receipts. Each depositary receipt will represent an interest in a share of a particular series of preferred stock that we will issue and deposit with a depositary. The interest represented by the depositary share will be described in the applicable prospectus supplement.

Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.
Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designation.

Anti-Takeover Effects of Provisions of the Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws

Limits on Ability of Stockholders to Act by Written Consent and Call a Special Meeting

Our amended and restated certificate of incorporation and bylaws provide that our stockholders may not act by written consent and that, except as otherwise required by law, special meetings of the stockholders for any purpose or purposes may only be called by the chairman of our board of directors. This limit on the ability of our stockholders to act by written consent and call special meetings of the stockholders may increase the amount of time required to take stockholder actions. As a result, no stockholder, regardless of how large its holdings of our stock are, would be able to remove directors or have the opportunity to vote on an extraordinary matter, such as a change of control transaction, at any time other than at our annual meeting, unless the chairman of our board of directors calls a special meeting of the stockholders.

Requirements for Advance Notifications of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or prevent a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Undesignated Preferred Stock

The ability of our board of directors to issue, in one or more series, preferred stock and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof could impede the success of any attempt to acquire us. These and other provisions may have the effect of delaying, deferring or preventing hostile takeovers or delaying or preventing changes in our control or management.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1) the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

(2) upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, those shares owned:

(x) by persons who are directors and also officers; and

(y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines the term “business combination” to include:

(1) any merger or consolidation involving the corporation or any of its direct or indirect majority owned subsidiaries and the interested stockholder;

(2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation or any of its direct or indirect majority owned subsidiaries involving the interested stockholder;

(3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or any of its direct or indirect majority owned subsidiaries of any stock of the corporation to the interested stockholder;

(4) any transaction involving the corporation or any of its direct or indirect majority owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

(5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority owned subsidiaries.

With certain exceptions, Section 203 defines an “interested stockholder” as a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities and the indenture to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. Unless otherwise stated, the senior debt securities and the subordinated debt securities are together referred to as the “debt securities.”

General

We may issue from time to time one or more series of debt securities under an indenture by and between us and U.S. Bank National Association, as trustee, as supplemented from time to time (the “indenture”).

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior debt. The indenture does not limit the amount of debt securities that we may issue. The subordination provisions of any subordinated debt securities will be described in the applicable prospectus supplement.

The following description of the debt securities is not complete and is subject to, and qualified in its entirety by, the detailed provisions of the indenture. A form of the indenture is included as an exhibit to the registration statement of which this prospectus is a part. Whenever particular provisions of the indenture or terms defined in the indenture are referred to, those provisions or definitions are incorporated by reference. We urge you to read the indenture because the indenture defines your rights as a holder of debt securities, and describes in detail the terms of the debt securities summarized below. If any particular terms of the debt securities described in the applicable prospectus supplement differ from the terms described in this prospectus, then the terms described in the applicable prospectus supplement will amend, supplement or supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended. Unless otherwise stated herein or in an applicable prospectus supplement, the following indenture description will apply to both senior and subordinated debt securities.

Terms Applicable to Debt Securities

The prospectus supplement for a particular series of debt securities will contain the specific terms of the series of debt securities, which may include the following:

•	the classification as senior or subordinated debt securities and, if applicable, the subordination provisions that will apply;

•	the designation, the aggregate principal amount, the purchase price and the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the currency, currencies or currency units in which payments on the debt securities will be payable;

•	if other than the remaining outstanding principal amount, the principal amount of the debt securities that we will pay upon acceleration of their maturity;

•	the interest rate or rates, if any, or the method of determination of such rate or rates;

•	the place or places where the principal of and any interest shall be payable;

•	if applicable, the premium or discount with which such debt securities will be issued or the method of determination of such premium or discount;

•
the date or dates from which the interest, if any, shall accrue, the dates on which the interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;

•	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

•
any right or requirement to convert the debt securities into, or exchange the debt securities for, shares of our common stock or other securities or property and the factors considered in determining the conversion price or prices;

•	any provision relating to any security provided for the debt securities;

•	any sinking fund obligation with respect to the debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity of the depositary;

•	the stock exchanges or securities associations, if any, on which the debt securities may be listed or quoted;

•	any addition to or change in the events of default, covenants or defeasance provisions in the indenture;

•	any way in which rights in respect of the debt securities are materially limited or qualified by the rights of any other authorized class of securities;

•	if applicable, any material United States federal income tax consequences; and

•	any other material terms of the debt securities, consistent with the provisions of the indenture.

Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

Some of the debt securities may be issued as discounted debt securities, which are debt securities sold at a substantial discount below their stated principal amount. The prospectus supplement relating to any discounted series of debt securities will describe any special consequences applicable to discounted debt securities.

The indenture does not contain any provisions that:

•	limit our ability to incur indebtedness or issue any securities;

•	declare dividends or require the maintenance of any asset ratios or the creation or maintenance of reserves; or

•	provide protection in the event we choose to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Conversion and Exchange

We may issue debt securities that are convertible into or exchangeable for our common stock or preferred stock, other securities registered under the registration statement of which this prospectus is a part, property or cash, or a combination of any of them. The terms, if any, on which debt securities of any series will be convertible or exchangeable will be summarized in the prospectus supplement relating to those debt securities. Those terms may include provisions, as applicable, for conversion or exchange on a mandatory basis, at your option, or at our option, in which case the number of shares of our common stock or preferred stock, or the other securities registered under the registration statement of which this prospectus is a part, property or cash, to be received upon the conversion or exchange of those debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement. The prospectus supplement will include a discussion of any material United States federal income tax consequences applicable to any such convertible or exchangeable debt securities.

Reopening of Issue

We may, from time to time, reopen an issue of debt securities and issue additional debt securities with the same terms (including maturity date and interest rate) as debt securities issued on an earlier date. After such additional debt securities are issued, they will be fungible with the debt securities issued on the earlier date to the extent specified in the applicable prospectus supplement.

Ranking

The senior debt securities will be unsecured, and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The ranking of the subordinated debt securities will be described in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of debt securities protection in the event we have a change of control of the Company.

Covenants

The indenture provides that for so long as any debt securities remain outstanding under the indenture, or any amount remains unpaid on any of the debt securities outstanding under the indenture, we will comply with the applicable terms of the covenants contained in the indenture and, with respect to a series of debt securities, such other covenants as may be provided in the terms of that series of debt securities and described in the applicable prospectus supplement. The indenture includes the following covenants:

Payment of Securities

We will duly and punctually pay the principal of, premium, if any, and interest on the debt securities in accordance with the terms of the debt securities and the indenture.

SEC Reports

We are subject to the informational reporting requirements of Sections 13 and 15(d) under the Exchange Act, and, in accordance with those requirements, we file certain reports and other information with the SEC. See “Where You Can Find More Information” below. If Sections 13 and 15(d) cease to apply to us, so that we no longer file those reports or other information with the SEC, we will instead provide copies of the reports and information that would have been required under Sections 13 and 15(d) of the Exchange Act to the trustee.

Merger, Consolidation or Sale of Assets

We will not consolidate with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons in a single transaction or series of related transactions, unless:

•
we are the surviving entity, or, if we are not the surviving entity, the surviving entity is a corporation organized and existing under the laws of the United States, any state or the District of Columbia;

•
the surviving entity expressly assumes our obligations on each outstanding series of debt securities and executes a supplemental indenture which is delivered, and is in form and substance reasonably satisfactory, to the trustee;

•	immediately after giving effect to the transaction, no default shall have occurred and be continuing; and

•
we or the surviving entity deliver to the trustee an officers’ certificate and an opinion of counsel, each in form reasonably satisfactory to the trustee, stating that the transaction or series of transactions and the supplemental indenture, if any, complies with the applicable provisions of the indenture and all conditions precedent provided for in the indenture have been complied with.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our properties and assets occurs in accordance with the indenture, the surviving entity (if other than us) will succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such surviving entity had originally been named in the indenture and, except for any lease, we will be discharged from all obligations and covenants under the indenture and the debt securities.

Events of Default

The following constitute “events of default” under the indenture with respect to a series of debt securities:

(a)	default for 30 days in payment of any interest installment due and payable on any debt securities of such series;

(b)	default in payment of principal when due and payable on the debt securities of such series;

(c)
material default in our performance of any other covenant or agreement in respect of the debt securities of such series for 60 days after written notice has been given either to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the debt securities of such series then outstanding;

(d)	events of bankruptcy, insolvency and reorganization specified in the indenture; and

(e)
any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus. An event of default under one series of debt securities may, but will not necessarily, constitute an event of default under any other series of debt securities.

The indenture provides that if an event of default occurs and is continuing with respect to any series of debt securities, either the trustee or the registered holders of at least 25% in aggregate principal amount of that series of debt securities may, by notice in writing to us and the trustee if given by the registered holders, declare the principal amount of those debt securities, any premium and any accrued and unpaid interest on those debt securities to be due and payable immediately. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of, any premium and any accrued and unpaid interest on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any registered holder of outstanding debt securities. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to those debt securities have been cured (other than the nonpayment of principal of such debt securities which has become due solely by reason of the declaration of acceleration) then the declaration of acceleration shall be automatically annulled and rescinded.

The indenture requires that we file annually with the trustee a certificate describing any default by us in the performance of any conditions or covenants that has occurred under the indenture and the status of such default.
The trustee is entitled under the indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to exercise any right or power under the indenture at the direction of the registered holders of the debt securities or which requires the trustee to expend or risk its own funds or otherwise incur any financial liability. The indenture also provides that the registered holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other registered holders of that series of debt securities, or would involve the trustee in personal liability.

The indenture provides that while the trustee generally must mail notice of a default or an event of default to the registered holders of the debt securities of any series issued under the indenture within 90 days of the trustee’s knowledge of its occurrence, the trustee may withhold notice of any default or event of default (except with respect to a default in payment on the debt securities) if the trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

Modification and Waiver

We and the trustee may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding debt securities of each series of debt securities affected by the amendment or supplement consent to it, except that no amendment or supplement may, without the consent of each affected registered holder of that series:

•	reduce the amount of principal we must repay or change the date of maturity;

•	reduce the rate or change the time of payment of interest;

•	change the currency of payment;

•	modify any redemption or repurchase right to the detriment of the holder;

•	reduce the percentage of the aggregate principal amount of debt securities needed to consent to an amendment, supplement or waiver; or

•
change the provisions of the indenture relating to waiver of past defaults, rights of registered holders of the debt securities to receive payments or amendments of the indenture that require the consent of registered holders of each affected series.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, any premium or any interest on any debt security of that series or a default in respect of any provision that may not be amended without the consent of each registered holder of debt securities; provided, however, that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Actions by Holders

A holder of debt securities of a series may not pursue any remedy with respect to the indenture or such series (except a registered holder of debt securities of such series may bring an action for payment of overdue principal, premium, if any, or interest on its debt securities), unless:

•	the registered holder has given notice to the trustee of such series of a continuing event of default;

•	registered holders of at least 25% in principal amount of that series of debt securities have made a written request to the trustee of such series to pursue such remedy;

•	such registered holder or holders have offered the trustee of such series security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

•	the trustee of such series has not complied with such request within 60 days of such request and offer; and

•	the registered holders of a majority in principal amount of that series of debt securities have not given the trustee of such series an inconsistent direction during that 60-day period.

Defeasance, Discharge and Termination

Defeasance and Discharge

Unless otherwise provided in the terms of the particular series of debt securities and described in the applicable prospectus supplement, we may discharge any and all of our obligations in respect of a series of debt securities, and the provisions of the indenture will no longer be in effect with respect to that series of debt securities (except for, among other matters, certain obligations to register the transfer or exchange of those debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust, and the rights of holders of that series to receive payments of principal, premium, if any, and interest), on the 91st day after the date of the deposit with the trustee, in trust, of money or U.S. Government Obligations that, through the payment of interest, principal and premium, if any, in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due in accordance with the terms of the indenture and those debt securities. Such a trust may only be established if, among other things,

(a)	we shall have delivered to the trustee either:

•
an opinion of outside counsel with respect to certain tax matters as described in the indenture, including that registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or

•	a ruling of the Internal Revenue Service to that effect;

(b)	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of deposit;

(c)
the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

(d)	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

“U.S. Government Obligations” are defined under the indenture as securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States and which, in either case, are not callable or redeemable before their maturity.

Termination of Obligations in Certain Circumstances

Unless otherwise provided in the terms of the particular series of debt securities and described in the applicable prospectus supplement, we may at any time discharge any and all obligations in respect of a series of debt securities and the provisions of the indenture will no longer be in effect with respect to that series of debt securities (except to the extent provided under “— Defeasance and Discharge” above) if that series of debt securities matures within one year of such time and we deposit with the trustee, in trust, money or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on that series of debt securities when due in accordance with the terms of the indenture and that series of debt securities. Such a trust may only be established if, among other things:

•	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit;

•
the deposit will not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

Pursuant to this provision, we are not required to deliver an opinion of counsel to the effect that registered holders of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and termination, and there is no assurance that registered holders of that series would not recognize income, gain or loss for U.S. federal income tax purposes as a result thereof or that they would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and termination had not occurred.

Defeasance of Covenants and Related Events of Default

In addition, the terms of a series of debt securities may provide for the defeasance of covenants and related events of default with respect to that series of debt securities on the 91st day following the deposit with the trustee, in trust, of money or U.S. Government Obligations that, through the payment of interest, principal and premium, if any, in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due in accordance with the terms of the indenture and those debt securities. Such a trust may only be established if, among other things,

(a)
we shall have delivered to the trustee an opinion of outside counsel with respect to certain tax matters as described in the indenture, including that registered holders of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(b)	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of deposit;

(c)
the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

(d)	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

The prospectus supplement relating to that series of debt securities will describe the covenants and related events of default with respect to that series which may be defeased pursuant to this provision.

Unclaimed Money

Subject to any applicable abandoned property law, the indenture will provide that the trustee will pay to us upon request any money held by the trustee for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to us, registered holders of debt securities entitled to such money must look to us for payment as general creditors.

Trustee and Paying Agent

U.S. Bank National Association will initially act as trustee and paying agent for the debt securities.

U.S. Bank National Association serves as trustee, security registrar, paying agent and conversion agent for our 0.75% Convertible Senior Notes due 2016 and is a lender under our currently undrawn $500 million senior unsecured revolving credit facility. They have also been engaged by us to provide escrow agent services in connection with certain past acquisitions and we have entered into foreign currency forward and option contracts with them. We will describe in the prospectus supplement any other material business and other relationships (including additional trusteeships) other than ordinary banking relationships and the trusteeship under the indenture, between us and any of our affiliates, on the one hand, and each trustee and paying agent under the indenture, on the other hand.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to exceptions described in the indenture. If an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense and then only to the extent required by the terms of the indenture.

Governing Law

The laws of the state of New York will govern the indenture and each series of debt securities.

Transfer and Exchange

Each debt security will be represented by either one or more global securities deposited with or on behalf of The Depository Trust Company, as Depositary (the “Depositary”), and registered in the name of Cede & Co. (the Depositary’s nominee) (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under such debt security and the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures summarized below of the Depositary or its nominee for the related global debt security and, if such person is not a direct participant of the Depositary, on the procedures of the indirect participant of the Depositary through which such person owns its interest, to exercise any rights of a holder under the indenture.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

About The Depositary

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of Cede & Co. (the Depositary’s nominee). The Depositary is a:

•	limited-purpose trust company organized under the New York Banking Law;

•	“banking organization” under the New York Banking Law;

•	member of the Federal Reserve System;

•	“clearing corporation” under the New York Uniform Commercial Code; and

•	“clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

The Depositary holds securities that its direct participants deposit with the Depositary. The Depositary facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of the Depositary (each, a “direct participant”) include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its direct participants. Indirect participants of the Depositary (each, an “indirect participant”), such as securities brokers and dealers, banks and trust companies, can also access the Depositary’s system if they maintain a custodial relationship with a direct participant.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities:

Purchases of book-entry debt securities under the Depositary’s system must be made by or through direct participants, which will receive a credit for the book-entry debt securities on the Depositary’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the book-entry debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in book-entry debt securities, except as provided below.

To facilitate subsequent transfers, all debt securities deposited with the Depositary are registered in the name of the Depositary’s nominee, Cede & Co. The deposit of debt securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the debt securities. The Depositary’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of the Depositary. The Depositary will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the book-entry debt securities to owners of beneficial interests in the book-entry debt securities.

The Depositary is required to make book-entry transfers allowed in accordance with the Indenture and the debt securities represented by the global securities on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the book-entry debt securities. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the book-entry debt securities on your behalf. We and the trustee have no responsibility for any aspect of the actions of the Depositary or any of its direct or indirect participants. In addition, we and the trustee have no responsibility or liability for any aspect of the records kept by the Depositary or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the book-entry debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

So long as the Depositary or its nominee is the registered owner of the global securities representing the debt securities, the trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through the Depositary and its direct participants. The Depositary has advised us that it will only take action regarding a book-entry debt security if one or more of the direct participants to whom the book-entry debt security is credited directs the Depositary to take such action and only in respect of the portion of the aggregate principal amount of the book-entry debt securities as to which that participant or participants has or have given that direction. The Depositary can only act on behalf of its direct participants. Your ability to pledge book-entry debt securities to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your book-entry debt securities.

Neither the Depositary nor Cede & Co. (nor such other Depositary nominee) will consent or vote with respect to the book-entry debt securities unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

The Depositary has agreed to the foregoing procedures in order to facilitate transfers of the book-entry debt securities among participants of the Depositary. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry systems and procedures from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK

The following is a general description of the common stock warrants and preferred stock warrants to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the common stock warrants or preferred stock warrants offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those stock warrants. If any particular terms of the stock warrants described in the applicable prospectus supplement differ from the terms described in this prospectus, then the terms described in the applicable prospectus supplement will amend, supplement or supersede the terms described in this prospectus.

This description is not complete and is subject to and qualified in its entirety by reference to the detailed provisions of a stock warrant agreement that we will enter into with a bank or trust company as stock warrant agent which we will select at the time of issue. The stock warrant agent will act solely as our agent in connection with the stock warrants and will not assume any obligation, or agency or trust relationship, with the holders of the stock warrants. The stock warrant agreement will be filed with the SEC in connection with the offering of the stock warrants. Whenever particular provisions of the stock warrants or the stock warrant agreement, or terms defined therein, are referred to, those provisions or definitions are incorporated by reference herein. We urge you to read the stock warrants and the stock warrant agreement because they will describe in detail the terms of the stock warrants.

General

We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:

•	the title of the stock warrants;

•	the aggregate number of the stock warrants;

•	the securities for which the stock warrants are exercisable;

•	the offering price or prices, if any, and the exercise price or prices;

•	if applicable, the designation and terms of the preferred stock purchasable upon exercise of the preferred stock warrants;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	whether the stock warrant certificates representing the stock warrants will be issued in registered form or bearer form;

•	the procedures and conditions relating to the exercise of the stock warrants;

•	if applicable, the minimum or maximum amount of such stock warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such stock warrants are issued and the number of such stock warrants issued with each such security;

•	if applicable, the date on and after which such stock warrants and the securities with which they are issued will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations;

•	call provisions, if any, including provisions relating to any call notice;

•	the currency or currencies, including composite currencies, in which the offering price and exercise price are payable;

•	if applicable, the antidilution provisions of the stock warrants; and

•	any other terms of such stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such stock warrants.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate and such exercise must be completed prior to the close of business on the expiration date stated in the prospectus supplement relating to the stock warrants. Unexercised stock warrants will become void after the close of business on the expiration date or any later expiration date that we determine. Surrendered stock warrant certificates must be accompanied by payment in full of the exercise price. The stock warrant agent will deliver certificates evidencing duly and properly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver to you a certificate representing the number of shares of common stock or preferred stock purchased as soon as practicable. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

You will not have any rights as a holder of the securities underlying the stock warrants by virtue of your ownership of those stock warrants. Accordingly, as a holder of stock warrants, you are not entitled to vote, to consent or to receive dividends in connection with the securities underlying such stock warrants, to receive notice with respect to any meeting of holders of such underlying securities, or to exercise any other rights whatsoever with respect to the securities underlying their stock warrants, until you have become a holder of such underlying securities upon exercise of your stock warrants.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following is a general description of the debt warrants to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the debt warrants offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt warrants. If any particular terms of the debt warrants described in the applicable prospectus supplement differ from the terms described in this prospectus, then the terms described in the applicable prospectus supplement will amend, supplement or supersede the terms described in this prospectus.

This description is not complete and is subject to and qualified in its entirety by reference to the detailed provisions of a debt warrant agreement that we will enter into with a bank or trust company as debt warrant agent which we will select at the time of issue. The debt warrant agent will act solely as our agent in connection with the debt warrants and will not assume any obligation, or agency or trust relationship, with the holders of the debt warrants. The debt warrant agreement will be filed with the SEC in connection with the offering of the debt warrants. Whenever particular provisions of the debt warrants or the debt warrant agreement, or terms defined therein, are referred to, those provisions or definitions are incorporated by reference herein. We urge you to read the debt warrants and the debt warrant agreement because they will describe in detail the terms of the debt warrants.

General

We may issue debt warrants evidenced by debt warrant certificates under the debt warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer debt warrants, the prospectus supplement will describe the terms of the debt warrants, including:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the offering price or prices, if any, and the exercise price or prices and the factors considered in determining the exercise price or prices;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each such security;

•	if applicable, the date on and after which such debt warrants and the securities with which they are issued will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the stock warrants begins and expires;

•	a discussion of any material United States federal income tax considerations;

•	whether the debt warrant certificates representing the debt warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	call provisions, if any, including procedures relating to any call notices;

•	the currency or currencies, including composite currencies, in which the offering price and exercise price are payable;

•	if applicable, the antidilution provisions of the debt warrants; and

•	any other terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement.

Exercise of Debt Warrants

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, which indicates your election to exercise all or a portion of the debt warrants evidenced by the certificate. Such exercise must be completed prior to the close of business on the expiration date stated in the prospectus supplement relating to the debt warrants. Unexercised debt warrants will become void after the close of business on the expiration date or any later expiration date that we determine. Surrendered debt warrant certificates must be accompanied by payment in full of the exercise price. Upon the proper exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of, premium and interest on the debt securities.

DESCRIPTION OF THE OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, stock purchase contracts, stock purchase units or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities separately or together, in one or more transactions:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents or other third parties; or

•	through a combination of these methods.

We may sell the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, dealers or underwriters and the amount of the offering, if any, to be underwritten;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees, commissions or underwriting discounts and other items constituting agents’ underwriters’ or dealers’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any stock exchanges or securities associations on which such securities may be listed or quoted.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them and describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales, if any, in the applicable prospectus supplement. With respect to equity securities, we also may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. In general, stabilizing transactions or covering of short positions may cause the price of the securities to be higher than it would otherwise be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent it were to discourage resales of that security. The underwriters are under no obligation to engage in any of these activities, and, if commenced, the underwriters may discontinue any of the activities at any time.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives or hedges to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Shearman & Sterling LLP and by Jacob J. Schatz, Senior Vice President, General Counsel and Corporate Secretary, Electronic Arts Inc. As of October 31, 2014, Mr. Schatz owned 22,175 shares of EA common stock, held restricted stock units to acquire 18,898 shares of EA common stock, and held options to purchase a total of 15,079 shares of EA common stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Electronic Arts Inc. as of March 31, 2014 and March 31, 2013, and for each of the years in the three-year period ended March 31, 2014 and related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2014 have been incorporated by reference in this registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial statements for the quarterly periods ended June 30 and September 30, 2014, incorporated by reference in this registration statement, KPMG LLP, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2014 and September 30, 2014, incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated interim financial statements because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information we file at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov. Our website address is www.ea.com. The information and other content contained on our website are not incorporated by reference into this prospectus or any accompanying prospectus supplement. We have included our website address in this prospectus only as a textual reference and do not intend it to be an active link to our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby.

The following documents filed with the SEC are incorporated by reference in this prospectus:

1.
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (“2014 10-K”), filed on May 21, 2014 and our Amended Annual Report on Form 10-K/A, filed on October 3, 2014, amending the 2014 10-K with respect to the matters set forth therein;

2.
Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed on August 5, 2014 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed on November 4, 2014;

3.	Our Current Reports on Form 8-K filed on May 6, 2014, June 4, 2014, August 1, 2014, August 8, 2014 and October 31, 2014; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on August 22, 1989.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will furnish without charge to each person to whom this prospectus is delivered, including any beneficial owner, on written or oral request, a copy of any or all of the documents that has been incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for such documents to Electronic Arts Inc., Attention: Investor Relations Director, 209 Redwood Shores Parkway, Redwood City, CA 94065, telephone: (650) 628-1500.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee (1)	$
Legal fees and expenses (2)
Accounting fees and expenses (2)
Trustee’s fees and expenses (2)
Printing fees and expenses (2)
Miscellaneous expenses (2)
Total (2)	$

(1)
In accordance with Rules 456(b) and 457(r) promulgated under the Securities Act of 1933, we are deferring payment of all of the registration fees, except for $184,000 that has already been paid with respect to $2,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-102797 filed on January 29, 2003 and were not sold thereunder. We are carrying over the $184,000 in unused registration fees pursuant to Rule 415(a)(6) promulgated under the Securities Act.

(2)
These fees will be calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. These fees, if any, will be reflected in the applicable prospectus supplement.

Item 15.     Indemnification of Directors and Officers

Section 145 of the DGCL allows a Delaware corporation to indemnify any person who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that the person (a) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and (b) in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify its officers and directors in an action by or in the right of the corporation under the same conditions, except that judicial approval of the indemnification is required if the officer or director is judged to be liable to the corporation in respect of any claim, issue or matter. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses which he or she actually and reasonably incurred. Section 6 of our bylaws and Article 7 of our amended and restated certificate of incorporation provide for the indemnification of our directors and officers to the fullest extent permissible under Delaware law, and if Delaware law is amended to further eliminate or reduce directors’ and officers’ liability to a Delaware corporation, our directors’ and officers’ liability shall be so eliminated or reduced as well.

In addition, in accordance with the DGCL, Article 7 of our amended and restated certificate of incorporation limits the personal liability of our directors for violations of their fiduciary duty. This provision eliminates each director’s liability to us or our stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

We have entered into indemnification agreements with our directors and officers. These agreements provide indemnity rights to the maximum extent permitted by law. While the indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit may be borne by us because, although any such recoveries would accrue to our benefit, they may be offset by our obligations to the director or officer under the indemnification agreement. In addition, our officers and directors are insured under an officers and directors liability insurance policy.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement may provide for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 16.     Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in this Item 16.

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Electronic Arts Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on November 7, 2014.

ELECTRONIC ARTS INC.
By:	/s/ Andrew Wilson
Andrew Wilson, Chief Executive Officer

POWER OF ATTORNEY

The undersigned do hereby constitute and appoint Blake Jorgensen and Jacob J. Schatz, or either of them, our true and lawful attorneys and agents, with full power of substitution, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or his or her substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew Wilson	Chief Executive Officer	November 7, 2014
Andrew Wilson

/s/ Blake Jorgensen	Executive Vice President, Chief Financial Officer	November 7, 2014
Blake Jorgensen

/s/ Kenneth A. Barker	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	November 7, 2014
Kenneth A. Barker

/s/ Lawrence F. Probst III	Executive Chairman	November 7, 2014
Lawrence F. Probst III

/s/ Jay C. Hoag	Director	November 7, 2014
Jay C. Hoag

/s/ Jeffrey T. Huber	Director	November 7, 2014
Jeffrey T. Huber

/s/ Vivek Paul	Director	November 7, 2014
Vivek Paul

/s/ Richard A. Simonson	Director	November 7, 2014
Richard A. Simonson

/s/ Denise. F. Warren	Director	November 7, 2014
Denise. F. Warren

/s/ Leonard S. Coleman	Director	November 7, 2014
Leonard S. Coleman

/s/ Luis A. Ubiñas	Director	November 7, 2014
Luis A. Ubiñas

/s/ Andrew Wilson	Director	November 7, 2014
Andrew Wilson

INDEX TO EXHIBITS

Exhibit Number	Description of the Document

1.1*	Form of Underwriting Agreement.

4.1(1)	Specimen Common Stock Certificate.

4.2	Form of Indenture, to be entered into between Electronic Arts Inc. and U.S. Bank National Association, as trustee.

4.3	Form of Note (included in Exhibit 4.2).

5.1	Opinion of Jacob J. Schatz, Senior Vice President, General Counsel and Corporate Secretary of Electronic Arts Inc.

5.2	Opinion of Shearman & Sterling LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

15.1	Awareness Letter of KPMG, LLP, Independent Registered Public Accounting Firm.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Jacob J. Schatz (included in Exhibit 5.1).

23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Indenture.

*	To be filed by post-effective amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
(1)	Incorporated by reference to Electronic Arts Inc.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed on May 22, 2009.